For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

1887858

Ministry of Government Services
Ministère des Services gouvernementaux
Ontario

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

JANUARY 01 JANVIER, 2013

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 4
Business Corporations Act

Formule 4
Loi sur les sociétés par actions

ARTICLES OF AMALGAMATION
STATUTS DE FUSION

1. The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS)
   Dénomination sociale de la société issue de la fusion: (Écrire en LETTRES MAJUSCULES SEULEMENT) :

   TRIBUTE PHARMACEUTICALS CANADA INC.

2. The address of the registered office is:
   Adresse du siège social :

   544 Egerton Street
   Street & Number or R.R. Number & if Multi-Office Building give Room No. /
   Rue et numéro ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau

   County of Middlesex — **ONTARIO** — N5W 3Z8
   Name of Municipality or Post Office /
   Nom de la municipalité ou du bureau de poste — Postal Code/Code postal

3. Number of directors is: / Nombre d'administrateurs :
   Fixed number / Nombre fixe:
   OR minimum and maximum / OU minimum et maximum: 1 — 10

4. The director(s) is/are: / Administrateur(s) :

First name, middle names and surname Prénom, autres prénoms et nom de famille	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal	Resident Canadian State 'Yes' or 'No' Résident canadien Oui/Non
John M. Gregory	108 Tudor Place, Bristol, Tennessee, U.S.A. 37620	No
Steven H. Goldman	121 King Street West, Suite 1100, Toronto, Ontario, Canada M5H 3T9	Yes
John Kime	138 Hunt Club Drive, London, Ontario, Canada N6H 3Y7	Yes
Arnold Tenney	209335 Highway 26, Blue Mountains, Ontario, Canada N9Y 0T7	Yes

First name, initials and surname *Prénom, initiales et nom de famille*	Address for service, giving Street & No. or R.R. No., Municipality and Postal Code. *Domicile élu, y compris la rue et le numéro, le numéro de la R.R. ou le nom de la municipalité et le code postal*	Resident Canadian State Yes or No *Résident Canadien Oui/Non*
F. Martin Thrasher	250 Sydenham Street, Suite 602, London, Ontario, Canada N6A 5S1	Yes
Robert Paul Harris	5590 Steeles Avenue West, Milton, Ontario, Canada L9T 2Y1	Yes
Scott Michael Langille	82 Water Street East, Elora, Ontario, Canada N0B 1S0	Yes

5. Method of amalgamation, check A or B
Méthode choisie pour la fusion – Cocher A ou B :

A - **Amalgamation Agreement / Convention de fusion :**

☐ The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the *Business Corporations Act* on the date set out below.

Les actionnaires de chaque société qui fusionnne ont dûment adopté la convention de fusion conformément au paragraphe 176(4) de la *Loi sur les sociétés par actions* à la date mentionnée ci-dessous.

or
ou

B - **Amalgamation of a holding corporation and one or more of its subsidiaries or amalgamation of subsidiaries / Fusion d'une société mère avec une ou plusieurs de ses filiales ou fusion de filiales :**

☑ The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the *Business Corporations Act* on the date set out below.

Les administrateurs de chaque société qui fusionne ont approuvé la fusion par voie de résolution conformément à l'article 177 de la *Loi sur les sociétés par actions* à la date mentionnée ci-dessous.

The articles of amalgamation in substance contain the provisions of the articles of incorporation of
Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de

STELLAR PHARMACEUTICALS INC.

and are more particularly set out in these articles.
et sont énoncés textuellement aux présents statuts.

Names of amalgamating corporations Dénomination sociale des sociétés qui fusionnent	Ontario Corporation Number Numéro de la société en Ontario	Date of Adoption/Approval Date d'adoption ou d'approbation Year/année Month/mois Day/jour
STELLAR PHARMACEUTICALS INC.	1880735	2012/12/11
TRIBUTE PHARMACEUTICALS CANADA INC.	2353186	2012/12/11

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

None

7. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre :

An unlimited number of Common shares; and
An unlimited number of Preferred shares.

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série :

Please see pages 4(A) to 4(E) attached hereto and made a part hereof.

1. Definitions:

In these preferred share conditions, unless the context otherwise requires:

"Common Shares" means common shares in the capital of the Corporation;

"Corporation" means Stellar Pharmaceuticals Inc., a corporation amalgamated under the laws of the Province of Ontario;

"Dissolution Event" means the event of the liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs;

"Liquidity Event" shall mean either (i) the Corporation obtaining a listing or quotation of the Common Shares on a recognized North American Stock exchange or quotation service, including, without limitation, the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Dealing Network Inc. or NASDAQ, which provides liquidity for the Common Shares, in connection with an initial public offering of the Common Shares raising net proceeds to the Company (after underwriting fees and out-of-pocket expenses) of not less than Cdn. $1,400,000, or (ii) any transaction which provides holders of Common Shares with comparable liquidity that such holders would have received if such listing or quotation was obtained, including by means of a reverse take-over, merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all of the Corporation's assets, exchange of assets or similar transaction or other combination with a reporting issuer or a U.S. reporting company; and

"Redemption Amount" for each Preferred Share shall be equal to Cdn. $0.12.

2. Priority:

(a) The Preferred Shares shall rank as regards rights to dividends pari passu to all other series or classes of shares in the capital of the Corporation and shall rank as regards the return of capital as hereby provided in priority to all other series or classes of shares in the capital of the Corporation (including, without limitation, the Common Shares), but shall not confer any further rights to participate in profits or assets of the Corporation.

(b) No series or class of shares in the capital of the Corporation may be created or issued ranking as to return of capital in priority to the Preferred Shares without the consent as hereinafter defined of the holders of the Preferred shares.

3. Dividends:

The Preferred Shares shall confer upon the holders thereof the right to a dividend when and if declared by the board of directors of the Corporation out of the funds of the Corporation available for the payment of dividends.

4. Dissolution:

In the event of the occurrence of a Dissolution Event, no payment or distribution shall be made to the holders of other shares in the capital of the Corporation ranking subordinate to the Preferred Shares until there has been paid to the holders of the Preferred Shares the amount paid up on each Preferred Shares together with any dividends declared at the date of the occurrence of the Dissolution Event and unpaid but, subject to this provision, the surplus assets, if any, shall belong to and be divided among the holders of the other shares in the capital of the Corporation in accordance with their respective rights.

5. Conversion:

(a) Upon the occurrence of a Liquidity Event, all the Preferred Shares issued and outstanding shall immediately be converted into Common Shares upon the basis of one Common Share for each outstanding Preferred Share. Forthwith following a Liquidity Event, the Corporation shall provide written notice of the occurrence of the Liquidity Event to the registered holders of Preferred Shares at the address of such holders shown on the books of the Corporation. Upon delivery to the Corporation, at its registered office or to any transfer agent or registrar for the Common Shares, by the person registered on the books of the Corporation as the holder of the Preferred Shares, of the certificate or certificates representing the Preferred Shares, the Corporation shall, at its expense, issue and deliver as soon as practicable thereafter certificates representing the Common Shares upon the basis above prescribed and in accordance with the provisions hereof to the registered holders of the Preferred Shares. All Common Shares resulting from any conversion provided for herein shall be fully paid and non-assessable.

(b) Each holder of Preferred Shares whose shares are to be converted in whole or in part shall be deemed to have become the holder of record of the Common Shares into which such Preferred Shares are converted, for all purposes, on the first business day following the Liquidity Event, notwithstanding any delay in the delivery of the certificate or certificates representing the Common Shares into which such Preferred Shares have been converted and, effective as of such date, the holder of Preferred Shares shall cease to be registered as the holder of record of the Preferred Shares so converted.

(c) Neither the Preferred Shares nor the Common Shares shall be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously

therewith each of the other classes of shares then outstanding is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

6. Retraction:

(a) Subject to the provisions of the Business Corporations Act (Ontario), a holder of Preferred Shares shall be entitled to require the Corporation to redeem at any time following December 22, 2001 or any or all of the Preferred Shares registered in the name of the holder at a price equal to the Redemption Amount.

(b) Each holder of Preferred Shares who desires to have the Corporation redeem any or all of the Preferred Shares registered in his or her name must surrender the certificate or certificates representing such Preferred Shares at the registered office of the Corporation accompanied by a notice in writing (hereinafter called a "Retraction Notice") signed by such holder requiring the Corporation to redeem all or a specified number of the Preferred Shares represented thereby. As soon as practicable following receipt of a Retraction Notice and in any case within one year of receipt of a Retraction Notice, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Preferred Shares to be redeemed the Redemption Amount per each share specified in the Retraction Notice. If only a part of the shares represented by any certificate are redeemed a new certificate for the balance shall be issued at the expense of the Corporation.

(c) If, on receipt of a Retraction Notice, the Corporation determines that by reason of the provisions of the Business Corporations Act (Ontario) (the "Redemption Restriction"), it will be unable to redeem all of the Preferred Shares in respect of which it has received a Retraction Notice accompanied by certificates for the purposes of redemption, the Corporation shall give to the affected holders of Preferred Shares a notice which shall include a statement of the maximum number of Preferred Shares which it then believes it will be permitted to redeem and provided the Corporation will redeem such number thereof as it is then permitted to redeem, which shall be selected, for those holders that are affected, as nearly as may be pro rata (disregarding fractions) in proportion to the total number of Preferred Shares so presented and surrendered for redemption by each such holder thereof. If any Preferred Shares duly presented and surrendered to the Corporation for redemption are not redeemed or purchased as aforesaid because of the existence of a Redemption Restriction, the Corporation shall continue to hold the Preferred Shares not so redeemed and shall, as soon as possible thereafter, give to each affected holder thereof:

(i) a certificate of the auditors of the Corporation confirming the number of Preferred Shares of such holder which are subject to the Redemption Restriction; and

(ii) the undertaking of the Corporation to redeem as soon as possible thereafter (when permitted without breaching the Redemption Restriction), that number of the Preferred Shares presented and surrendered to the Corporation for redemption and not theretofore redeemed or withdrawn as the Corporation is then permitted to redeem (provided that until such shares are so redeemed or withdrawn the rights of the holder (including the right to dividends) shall remain unaffected).

The holder of any such shares which are subject to a Redemption Restriction may require the Corporation to return to him or her all or any part of his or her Preferred Shares held by the Corporation with the result that the obligation of the Corporation to redeem the shares so returned shall cease but without prejudice to the rights of the holder thereof to thereafter deliver a Retraction Notice in respect thereof.

7. Redemption:

Subject to the provisions of the Business Corporations Act (Ontario), on the earlier of (i) December 22, 2000, and (ii) the date which is 30 days following the date of issuance of a receipt by the Ontario Securities Commission in respect of a (final) prospectus of the Corporation qualifying the distribution to the public of Common Shares (provided that a Liquidity Event has not occurred prior to the expiry of such 30 day period), the Corporation may, upon giving notice as hereinafter provided, redeem the whole or any part of the Preferred Shares on payment for each such share to be redeemed of the Redemption Amount. Not less than thirty (30) days notice in writing of such redemption shall be given by mailing such notice to the registered holders of the Preferred Shares to be redeemed, specifying the date and the place or places of redemption. If notice of any such redemption shall be given by the Corporation in the manner aforesaid, then unless the Redemption Amount due on any Preferred Shares so to be redeemed shall not be paid when due upon surrender of the certificates representing such Preferred Shares, after the date so fixed for redemption the holders thereof shall have no rights against the Corporation in respect of such Preferred Shares except to receive payment of the applicable Redemption Amount thereof upon the surrender of the certificates representing such shares. If only a part of the shares represented by any certificate are redeemed a new certificate for the balance shall be issued at the expense of the Corporation.

8. Voting:

The holders of the Preferred Shares shall not be entitled as such (except as otherwise provided by the Business Corporations Act (Ontario)) to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting; the holders of the Preferred Shares shall, however, be entitled to notice of meetings of the shareholders of the Corporation

called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

9. Amendment of Articles to Vary Rights:

Any amendment to the articles of the Corporation to delete or vary any right, privilege, condition or restriction attaching to the Preferred Shares or to create shares ranking in priority to or on a parity with the Preferred Shares, in addition to the authorization by special resolution, must be authorized by at least two-thirds of the votes cast at a meeting of the holders of the Preferred Shares duly called for the purpose in accordance with the by-laws of the Corporation, and each holder of a Preferred Share shall be entitled to one vote at such meeting in respect of each Preferred Share then held.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes :

A transfer of shares must be approved by a Resolution passed by a majority of the Directors.

10. Other provisions, (if any):
Autres dispositions, s'il y a lieu :

None

11. The statements required by subsection 178(2) of the *Business Corporations Act* are attached as Schedule "A".
Les déclarations exigées aux termes du paragraphe 178(2) de la *Loi sur les sociétés par actions* constituent l'annexe A.

12. A copy of the amalgamation agreement or directors' resolutions (as the case may be) is/are attached as Schedule "B".
Une copie de la convention de fusion ou les résolutions des administrateurs (selon le cas) constitue(nt) l'annexe B.

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Name and **original signature** of a director or authorized signing officer of each of the amalgamating corporations. Include the name of each corporation, the signatories name and description of office (e.g. president, secretary). **Only a director or authorized signing officer can sign on behalf of the corporation.** / Nom et **signature originale** d'un administrateur ou d'un signataire autorisé de chaque société qui fusionne. Indiquer la dénomination sociale de chaque société, le nom du signataire et sa fonction (p. ex. : président, secrétaire). **Seul un administrateur ou un dirigeant habilité peut signer au nom de la société.**

STELLAR PHARMACEUTICALS INC.

Names of Corporations / Dénomination sociale des sociétés

By / *Par*

Signature / Signature	Scott Michael Langille Print name of signatory / Nom du signataire en lettres moulées	Director & CFO Description of Office / Fonction

TRIBUTE PHARMACEUTICALS CANADA INC.

Names of Corporations / Dénomination sociale des sociétés

By / *Par*

Signature / Signature	Scott Michael Langille Print name of signatory / Nom du signataire en lettres moulées	Director and Secretary Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés

By / *Par*

Signature / Signature	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés

By / *Par*

Signature / Signature	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés

By / *Par*

Signature / *Signature*	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

SCHEDULE "A"

STATEMENT OF DIRECTOR OR OFFICER OF

STELLAR PHARMACEUTICALS INC.
(the "Corporation")

PURSUANT TO SUBSECTION 178(2) OF THE *BUSINESS CORPORATIONS ACT* (ONTARIO) (the "Act")

WHEREAS the Corporation and Tribute Pharmaceuticals Canada Inc. wish to amalgamate and continue as one corporation (the "Amalgamated Corporation") pursuant to Section 177(1) of the Act;

AND WHEREAS the undersigned is required to make the following statements in connection with the said amalgamation;

1. The undersigned is a Director and Chief Financial Officer of the Corporation.

2. There are reasonable grounds for believing that:

   (a) the Corporation is and the Amalgamated Corporation will be able to pay its liabilities as they become due;

   (b) the realizable value of the assets of the Amalgamated Corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

   (c) no creditor of the Corporation will be prejudiced by the amalgamation.

DATED as of the 11th day of December, 2012.

Scott Michael Langille

STATEMENT OF DIRECTOR OR OFFICER OF

TRIBUTE PHARMACEUTICALS CANADA INC.
(the "Corporation")

PURSUANT TO SUBSECTION 178(2) OF THE *BUSINESS CORPORATIONS ACT* (ONTARIO) (the "Act")

WHEREAS the Corporation and Stellar Pharmaceuticals Inc. wish to amalgamate and continue as one corporation (the "Amalgamated Corporation") pursuant to Section 177(1) of the Act;

AND WHEREAS the undersigned is required to make the following statements in connection with the said amalgamation;

1. The undersigned is a Director and Secretary of the Corporation.

2. There are reasonable grounds for believing that:

   (a) the Corporation is and the Amalgamated Corporation will be able to pay its liabilities as they become due;

   (b) the realizable value of the assets of the Amalgamated Corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

   (c) no creditor of the Corporation will be prejudiced by the amalgamation.

DATED as of the 11th day of December, 2012.

Scott Michael Langille

SCHEDULE "B"

RESOLUTIONS
OF THE DIRECTORS OF
STELLAR PHARMACEUTICALS INC.
(the "Corporation")

"**WHEREAS** the Corporation holds directly or indirectly all the issued and outstanding shares of Tribute Pharmaceuticals Canada Inc. ("**TPCI**") and has agreed to amalgamate with TPCI pursuant to subsection (1) of section 177 of the *Business Corporations Act* (the "Act");

RESOLVED THAT:

1. The amalgamation of the Corporation with TPCI under the Act, pursuant to subsection (1) of section 177 thereof, be and the same is hereby authorized and approved.

2. The name of the amalgamated corporation shall be "**TRIBUTE PHARMACEUTICALS CANADA INC.**"

3. Effective upon issuance of a Certificate of Amalgamation pursuant to section 178 of the Act, and without affecting the validity of the incorporation and existence of the Corporation under its articles of incorporation and of any act done thereunder, all shares of the authorized capital of TPCI including all such shares which have been issued and are outstanding at the date hereof, shall be cancelled without any repayment of capital in respect thereof.

4. Except as may be prescribed, the articles of amalgamation of the amalgamated corporation shall be the same as the articles of the Corporation.

5. No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation.

6. The by-laws of the amalgamated corporation shall be the same as the by-laws of the Corporation, the amalgamating holding corporation.

7. The proper officers of the Corporation be and they are hereby authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing.

8. This resolution may be executed (by original or facsimile signature) in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same resolution and notwithstanding their date of execution, shall be deemed to have been executed as of the date hereof."

Certified to be a true and correct copy of a resolution duly passed by the directors of the Corporation as of the 11th day of December, 2012 and that the said resolution is now in full force and effect.

DATED this 11th day of December, 2012.

Scott Michael Langille, CFO

SCHEDULE B

RESOLUTIONS
OF THE DIRECTORS OF
TRIBUTE PHARMACEUTICALS CANADA INC.
(the "Corporation")

"**WHEREAS** the Corporation is a wholly-owned subsidiary of Stellar Pharmaceuticals Inc. ("**Stellar**") and has agreed to amalgamate with Stellar pursuant to subsection (1) of section 177 of the *Business Corporations Act* the ("**Act**");

RESOLVED THAT:

1. The amalgamation of the Corporation with Stellar under the Act, pursuant to subsection (1) of section 177 thereof, be and the same is hereby authorized and approved.

2. The name of the amalgamated corporation shall be "**TRIBUTE PHARMACEUTICALS CANADA INC.**"

3. Effective upon issuance of a Certificate of Amalgamation pursuant to section 178 of the Act, and without affecting the validity of the incorporation and existence of the Corporation under its articles of incorporation and of any act done thereunder, all shares of the authorized capital of the Corporation including all such shares which have been issued and are outstanding at the date hereof, shall be cancelled without any repayment of capital in respect thereof.

4. Except as may be prescribed, the articles of amalgamation of the amalgamated corporation shall be the same as the articles of Stellar.

5. No securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation.

6. The by-laws of the amalgamated corporation shall be the same as the by-laws of Stellar, amalgamating holding corporation.

7. The proper officers of the Corporation be and they are hereby authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing.

8. This resolution may be executed (by original or facsimile signature) in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same resolution and notwithstanding their date of execution, shall be deemed to have been executed as of the date hereof."

Certified to be a true and correct copy of a resolution duly passed by the directors of the Corporation as of the 11th day of December, 2012 and that the said resolution is now in full force and effect.

DATED this 11th day of December, 2012.

Scott Michael Langille, Secretary